Exhibit 99.1

Earnings Release and

Supplemental Financial and Operating Information

For the Three and Nine Months Ended

September 30, 2020

Earnings Release and Supplemental Financial and Operating Information

Contact:  Katie Reinsmidt, Executive Vice President - Chief Investment Officer, 423.490.8301, katie.reinsmidt@cblproperties.com

CBL PROPERTIES REPORTS RESULTS FOR THIRD QUARTER 2020

CHATTANOOGA, Tenn. (November 17, 2020) – CBL Properties (OTCMKTS: CBLAQ) announced results for the third quarter ended September 30, 2020.  A description of each supplemental non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located at the end of this news release.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	%	2020	2019	%
Net loss attributable to common shareholders per diluted share	$(0.28)	$(0.52)	46.2%	$(1.43)	$(1.01)	(41.6)%
Funds from Operations ("FFO") per diluted share	$0.06	$0.45	(86.7)%	$0.28	$1.01	(72.3)%
FFO, as adjusted, per diluted share (1)	$0.04	$0.34	(88.2)%	$0.32	$0.98	(67.3)%

(1)

For a reconciliation of FFO to FFO, as adjusted, for the periods presented, please refer to the footnotes to the Company’s reconciliation of net loss attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 8 of this news release.

KEY TAKEAWAYS:

•

FFO per diluted share, as adjusted, was $0.04 for the third quarter 2020, compared with $0.34 per share for the third quarter 2019.  FFO per diluted share, as adjusted, was $0.32 for the nine months ended September 30, 2020, compared with $0.98 per share for the prior year period.

•

Major variances in third quarter 2020 FFO per share, as adjusted, compared with the prior year period included $0.22 per share of lower property NOI, which included $0.07 per share related to rent abatements and $0.07 per share of estimate for uncollectable revenues and write-offs for past due rents related to tenants that are in bankruptcy or struggling financially.  FFO per share for the third quarter also included approximately $0.06 per share of incremental interest expense related to the accrual of the base rate or post default rate on outstanding balances on the Company’s Credit Facility.

•	Total Portfolio same-center NOI declined 30.5% for the three months ended September 30, 2020, and 23.7% for the nine months ended September 30, 2020, as compared with the prior-year periods.
•

Portfolio occupancy as of September 30, 2020, was 86.8%, representing a 130-basis point decline sequentially and a 370‑basis point decline compared with 90.5% as of September 30, 2019.  Same-center mall occupancy was 85.2% as of September 30, 2020, representing a 140-basis point decline sequentially and a 380-basis point decline compared with 89.0% as of September 30, 2019.  An estimated 250-basis points of the decline in total mall portfolio occupancy was due to store closures related to tenants in bankruptcy.

•

CBL’s portfolio is now fully operational with all properties open for business.   CBL continues to prioritize the safety of its employees, retailers and shoppers by maintaining strict safety protocols across its portfolio.  Protocols are updated as new guidance is issued by the CDC and local or state sources.

•

On November 1, 2020, CBL & Associates Properties, Inc., CBL & Associates Limited Partnership, and certain other related entities filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code, in order to implement a plan to recapitalize the Company, including restructuring portions of its debt.

“During the third quarter, the CBL portfolio fully reopened with the majority of our tenants following suit,” said Stephen Lebovitz, Chief Executive Officer. “While traffic is still at a reduced level as compared with the prior year, we are seeing sequential improvement in a number of markets as well as a more deliberate shopper, benefiting conversion rates and sales.  What has been reinforced during this time, is the strength of our locations in their markets as they continue to serve as important community centers.  With extensive safety protocols in place, each of our properties is able to provide tenants, advertisers and other businesses access to a traffic stream of tens of thousands of visitors per week. As large gatherings such as sporting events, concert venues and the like have been discontinued or curtailed for the near future, no other venues can currently provide this type of access, and in a safe manner.  Tenants are also exploring new innovative ways to better reach their customers, utilizing curbside, delivery, buy online pick-up in-store (BOPIS) and other services.  We are working with several of our tenants to open satellite in-line and kiosk locations specifically designed to meet the increased demand for BOPIS.  Our leasing team is working closely with our tenants to find additional new opportunities to expand customer reach.

“Our leasing team took a proactive approach to working with our tenants on more flexible lease terms as we all navigate the pandemic together.  As a result, we were able to finalize negotiations for rent deferrals or other accommodations for a majority of our top tenants.  We’ve experienced a significant improvement in collections as these tenants pay past due rents.  April’s collection rate improved from 27% to over 76% and May improved from 33% to 68%.  We expect this trend to continue as we move later in the year and into 2021, and certain deferred rents begin coming due.

“While the portfolio has reopened, the effects of the pandemic are clearly evident in our third quarter results and will continue to have a significant impact.  Store closures, including tenant bankruptcies, have contributed to occupancy declines and significant rent loss and lower sales have resulted in lower percentage rent.  While we continued our programs to reduce costs both at the property and corporate levels, certain expenses necessarily resumed as the portfolio opened.  We are keeping a close eye on our watch list as the pandemic has contributed to the weakened financial condition for a number of tenants, particularly in categories such as theaters and other entertainment operators that have not been able to resume operations.  While many are finding creative solutions to reach their customer, we anticipate additional store closures and lost rent through the remainder of the year as the difficult operating environment continues.

“On November 1st, we filed for voluntary Chapter 11 bankruptcy protection.  Through this process, we expect to eliminate more than $1.5 billion of unsecured debt and preferred obligation from our balance sheet.  By reducing leverage, lengthening maturities, lowering interest costs and increasing free cash flow, upon emergence, CBL will be in an excellent position to execute on our strategic priorities and pursue future growth opportunities.”

FINANCIAL RESULTS

Net loss attributable to common shareholders for the third quarter 2020 was $54.1 million, or $0.28 per diluted share, compared with a net loss of $90.1 million, or a loss of $0.52 per diluted share, for the third quarter 2019.

Net loss attributable to common shareholders for the nine months ended September 30, 2020, was $269.4 million, or $1.43 per diluted share, compared with a net loss of $175.7 million, or a loss of $1.01 per diluted share, for the nine months ended 2019.

FFO allocable to common shareholders, as adjusted, for the third quarter 2020 was $8.6 million, or $0.04 per diluted share, compared with $58.7 million, or $0.34 per diluted share, for the third quarter 2019.  FFO allocable to the Operating Partnership common unitholders, as adjusted, for the third quarter 2020 was $9.0 million compared with $67.8 million for the third quarter 2019.

FFO allocable to common shareholders, as adjusted, for the nine months ended September 30, 2020 was $61.1 million or $0.32 per diluted share, compared with $170.5 million or $0.98 per diluted share, for the nine months ended September 30, 2019.  FFO allocable to the Operating Partnership common unitholders, as adjusted, for the nine months ended September 30, 2020, was $65.5 million compared with $196.8 million for the nine months ended September 30, 2019.

Percentage change in same-center Net Operating Income (“NOI”) (1):

	Three Months Ended September 30,	Nine Months Ended September 30,
	2020	2019
Portfolio same-center NOI	(30.5)%	(23.7)%
Mall same-center NOI	(33.3)%	(25.5)%

(1)

CBL’s definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items such as straight-line rents and reimbursements, write‑offs of landlord inducements and net amortization of acquired above and below market leases.

Major variances impacting same-center NOI for the three months ended September 30, 2020, include:

•	Same-center NOI declined $40.1 million, due to a $46.8 million decrease in revenues offset by a $6.9 million decline in operating expenses.
•

Rental revenues declined $46.1 million, including a $31.6 million decline in minimum and other rents.  The decline in minimum and other rents was substantially related to $12.0 million in estimated uncollectible revenues related to tenants in bankruptcy or struggling financially, and $14.6 million related to rent abatements.  Rental revenues also include a $7.5 million decline in tenant reimbursements (net of any abatements) and a $1.2 million decline in percentage rents.

•	Property operating expenses declined $4.7 million compared with the prior year. Maintenance and repair expenses improved $1.4 million. Real estate tax expenses declined $0.7 million.

COVID-19 UPDATE/RENT COLLECTION UPDATE

The COVID-19 pandemic resulted in closure of the majority of CBL’s owned and managed portfolio in response to government mandates beginning in March.  As of the close of third quarter 2020, all of CBL’s owned and managed mall properties have re-opened and CBL has implemented strict procedures and guidelines for our employees, tenants and property visitors based on CDC and other health agency recommendations.  Our properties continue to update these policies and procedures, following any new mandates and regulations, as required.

The mandated closures resulted in nearly all our tenants closing for a period of time and/or shortening operating hours.  As a result, the Company has experienced an increased level of requests for rent deferrals and abatements as well as defaults on rent obligations.  While, in general, CBL believes that tenants have a clear contractual obligation to pay rent, CBL has been working with its tenants to address rent deferral requests.  Based on executed or in process agreements with 25 of our top tenants representing approximately 40% of gross rents for the second and third quarter 2020, CBL now anticipates collecting over 65% of related rent for the second quarter and over 81% of related rents for the third quarter, with a majority of the remainder expected to be deferred or abated.  CBL remains in negotiations with tenants and is unable to predict the outcome of those discussions.

As the Company finalizes negotiations, rent collections as a percentage of billed cash-based rents have improved with certain past-due amounts being paid, resulting in an overall collection rate for April through September of approximately 69%.   October rent collections are currently over 100% of billed rents, which includes certain rents that may be applicable to prior months.  The Company anticipates an improvement in the collection rate for prior months as it finalizes negotiations with retailers and additional past-due amounts are paid.

EXPENSE REDUCTION AND LIQUIDITY

As previously announced, CBL implemented comprehensive programs to halt all non-essential expenditures, reduce operating and overhead expenses and to reduce, defer or suspend capital expenditures, including redevelopment investments.  In March, CBL completed a $280 million aggregate draw on its line of credit, which represented substantially all of the remaining available balance.  As of September 30, 2020, the company had $258.6 million available in unrestricted cash and marketable securities.

PORTFOLIO OPERATIONAL RESULTS

Occupancy(1):

	As of September 30,
	2020	2019
Total portfolio	86.8%	90.5%
Malls:
Total Mall portfolio	85.2%	88.7%
Same-center Malls	85.2%	89.0%
Stabilized Malls	85.4%	88.8%
Non-stabilized Malls (2)	74.4%	83.8%
Associated centers	89.1%	96.3%
Community centers	94.4%	96.3%

(1)

Occupancy for malls represents percentage of mall store gross leasable area under 20,000 square feet occupied.  Occupancy for associated and community centers represents percentage of gross leasable area occupied.

(2)	Represents occupancy for The Outlet Shoppes at Laredo.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot:
	Three Months Ended September 30,	Nine Months Ended September 30,
	2020	2019
Stabilized Malls	(15.3)%	(10.2)%
New leases	(5.8)%	16.8%
Renewal leases	(16.1)%	(12.6)%

Same-Center Sales Per Square Foot for Mall Tenants 10,000 Square Feet or Less:

Due to the temporary mall and store closures that occurred, the majority of CBL’s tenants did not report sales for the full reporting period.  As a result, CBL is not able to provide a complete measure of sales per square foot for the third quarter 2020 or trailing twelve-month period.

FINANCING ACTIVITY AND LENDER DISCUSSIONS

During the quarter, the foreclosure of Hickory Point Mall in Forsyth, IL ($27.4 million loan) was completed.  In October, Burnsville Center in Minneapolis, MN ($64.2 million loan) was placed into receivership.  The Company is cooperating with the foreclosure process.  Once commenced, the Company also anticipates cooperating with foreclosure or conveyance proceedings for Park Plaza in Little Rock, AR ($77.1 million), EastGate Mall in Cincinnati, OH ($31.7 million) and Asheville Mall in Asheville, NC ($62.9 million loan).   Asheville Mall and EastGate Mall are expected to be transferred into receivership during November 2020.

The Company remains in discussions with the lender for a potential modification and extension of the loan secured by Greenbrier Mall in Chesapeake, VA ($61.6 million).  This discussion is ongoing and CBL is not able to predict the outcome at this time.

In August, the Company closed a modification of the $61.0 million loan secured by Jefferson Mall in Louisville, KY.  The loan maturity was extended from June 2022 to June 2026.

In September, the Company completed a modification and extension of the $9.1 million loan secured by the second phase of The Outlet Shoppes at Bluegrass in Louisville, KY.  The new maturity date is October 2021 with a variable interest rate of LIBOR plus 350 basis points.

In October, the Company completed a modification and extension of the $35.1 million ($17.6 at CBL’s share) loan secured by The Shoppes at Eagle Point in Cookeville, TN.  The new maturity date is October 2022.

As previously announced, CBL elected to not pay the interest payment due on October 15, 2020 for the 4.60% senior unsecured notes due 2024 (the “2024 Notes”) and entered into the 30-day grace period specified in the Indenture governing the 2024 Notes.

Voluntary Bankruptcy Filing

On November 1, 2020, CBL & Associates Properties, Inc., CBL & Associates Limited Partnership, and certain other related entities filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas, in Houston, TX (the "Court”) in order to implement a plan to recapitalize the Company, including restructuring portions of its debt.  Through this process, all day-to-day operations and business of the Company’s wholly owned, joint venture and third-party managed shopping centers will continue as normal. CBL’s customers, tenants and partners can expect business as usual at all of CBL’s owned and managed properties.  The latest information on CBL’s restructuring, including news and frequently asked questions, can be found at cblproperties.com/restructuring.

DISPOSITIONS

CBL did not complete any major dispositions during the quarter.

ANCHOR REPLACEMENT PROGRESS AND REDEVELOPMENT

As part of overall cost reduction and cash preservation actions, CBL has suspended or delayed certain redevelopment projects, where possible.   Detailed project information is available in CBL’s Financial Supplement for Q3 2020, which can be found in the Invest – Financial Reports section of CBL’s website at cblproperties.com.

ABOUT CBL PROPERTIES

Headquartered in Chattanooga, TN, CBL Properties owns and manages a national portfolio of market-dominant properties located in dynamic and growing communities. CBL’s portfolio is comprised of 107 properties totaling 66.7 million square feet across 26 states, including 65 high-quality enclosed, outlet and open-air retail centers and 8 properties managed for third parties. CBL seeks to continuously strengthen its company and portfolio through active management, aggressive leasing and profitable reinvestment in its properties. For more information visit cblproperties.com.

NON-GAAP FINANCIAL MEASURES

Funds From Operations

FFO is a widely used non-GAAP measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP.  The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests.  Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis.  We define FFO as defined above by NAREIT less dividends on preferred stock of the Company or distributions on preferred units of the Operating Partnership, as applicable.  The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time.  Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance.  The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.

The Company presents both FFO allocable to Operating Partnership common unitholders and FFO allocable to common shareholders, as it believes that both are useful performance measures.  The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership.  The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.

In the reconciliation of net income (loss) attributable to the Company’s common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders.  The Company then applies a percentage to FFO of the Operating Partnership common unitholders to arrive at FFO allocable to its common shareholders.  The percentage is computed by taking the weighted-average number of common shares outstanding for the period and dividing it by the sum of the weighted-average number of common shares and the weighted-average number of Operating Partnership units held by noncontrolling interests during the period.

FFO does not represent cash flows from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.

The Company believes that it is important to identify the impact of certain significant items on its FFO measures for a reader to have a complete understanding of the Company’s results of operations.  Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods. Please refer to the reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 8 of this news release for a description of these adjustments.

Same-center Net Operating Income

NOI is a supplemental non-GAAP measure of the operating performance of the Company’s shopping centers and other properties.  The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

The Company computes NOI based on the Operating Partnership’s pro rata share of both consolidated and unconsolidated properties.  The Company believes that presenting NOI and same-center NOI (described below) based on its Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since the Company conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership.  The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's calculation of NOI may not be comparable to that of other companies.

Since NOI includes only those revenues and expenses related to the operations of the Company’s shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates, sales at the malls and operating costs and the impact of those trends on the Company’s results of operations.  The Company’s calculation of same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-off of landlord inducement assets in order to enhance the comparability of results from one period to another.  A reconciliation of same-center NOI to net income is located at the end of this earnings release.

Pro Rata Share of Debt

The Company presents debt based on its pro rata ownership share (including the Company’s pro rata share of unconsolidated affiliates and excluding noncontrolling interests’ share of consolidated properties) because it believes this provides investors a clearer understanding of the Company’s total debt obligations which affect the Company’s liquidity.  A reconciliation of the Company’s pro rata share of debt to the amount of debt on the Company’s condensed consolidated balance sheet is located at the end of this earnings release.

Information included herein contains “forward-looking statements” within the meaning of the federal securities laws.  Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated.  Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements.  The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including without limitation the Company’s Annual Report on Form 10-K, and the “Management's Discussion and Analysis of Financial Condition and Results of Operations” included therein, for a discussion of such risks and uncertainties.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three and Nine Months Ended September 30, 2020

Consolidated Statements of Operations

(Unaudited; in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
REVENUES:
Rental revenues	$124,081	$180,616	$405,476	$556,989
Management, development and leasing fees	2,104	2,216	5,251	7,325
Other	3,712	4,419	10,955	14,344
Total revenues	129,897	187,251	421,682	578,658
OPERATING EXPENSES:
Property operating	(20,396)	(27,344)	(63,011)	(82,856)
Depreciation and amortization	(53,477)	(64,168)	(162,042)	(198,438)
Real estate taxes	(17,215)	(18,699)	(53,500)	(57,766)
Maintenance and repairs	(8,425)	(10,253)	(25,675)	(34,327)
General and administrative	(25,497)	(12,467)	(62,060)	(48,901)
Loss on impairment	(46)	(135,688)	(146,964)	(202,121)
Litigation settlement	2,480	22,688	2,480	(65,462)
Other	—	(7)	(400)	(41)
Total operating expenses	(122,576)	(245,938)	(511,172)	(689,912)
OTHER INCOME (EXPENSES):
Interest and other income	1,975	1,367	5,263	2,212
Interest expense	(61,137)	(50,515)	(160,760)	(156,995)
Gain on extinguishment of debt	15,407	—	15,407	71,722
Gain on investments/deconsolidation	—	11,174	—	11,174
Gain (loss) on sales of real estate assets	(55)	8,056	2,708	13,811
Income tax provision	(546)	(1,670)	(17,189)	(2,622)
Equity in earnings (losses) of unconsolidated affiliates	(7,389)	(1,759)	(12,450)	3,421
Total other expenses	(51,745)	(33,347)	(167,021)	(57,277)
Net loss	(44,424)	(92,034)	(256,511)	(168,531)
Net (income) loss attributable to noncontrolling interests in:
Operating Partnership	609	13,904	19,100	27,116
Other consolidated subsidiaries	937	(763)	1,631	(631)
Net loss attributable to the Company	(42,878)	(78,893)	(235,780)	(142,046)
Preferred dividends declared	—	(11,223)	—	(33,669)
Preferred dividends undeclared	(11,223)	—	(33,669)	—
Net loss attributable to common shareholders	$(54,101)	$(90,116)	$(269,449)	$(175,715)
Basic and diluted per share data attributable to common shareholders:
Net loss attributable to common shareholders	$(0.28)	$(0.52)	$(1.43)	$(1.01)
Weighted-average common and potential dilutive common shares outstanding	193,481	173,471	188,211	173,400

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three and Nine Months Ended September 30, 2020

The Company's reconciliation of net loss attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net loss attributable to common shareholders	$(54,101)	$(90,116)	$(269,449)	$(175,715)
Noncontrolling interest in loss of Operating Partnership	(609)	(13,904)	(19,100)	(27,116)
Depreciation and amortization expense of:
Consolidated properties	53,477	64,168	162,042	198,438
Unconsolidated affiliates	14,437	14,471	41,967	36,599
Non-real estate assets	(702)	(920)	(2,431)	(2,719)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(1,118)	(2,031)	(2,829)	(6,836)
Loss on impairment	46	135,688	146,964	202,121
Loss on impairment of unconsolidated affiliates	—	—	—	—
(Gain) loss on depreciable property	—	(16,914)	25	(21,755)
FFO allocable to Operating Partnership common unitholders	11,430	90,442	57,189	203,017
Debt restructuring expenses (1)	12,913	—	20,770	—
Litigation settlement, net of taxes (2)	(2,480)	(22,688)	(2,480)	64,979
Non-cash default interest expense (3)	2,519	—	5,412	542
Gain on extinguishment of debt (4)	(15,407)	—	(15,407)	(71,722)
FFO allocable to Operating Partnership common unitholders, as adjusted	$8,975	$67,754	$65,484	$196,816
FFO per diluted share	$0.06	$0.45	$0.28	$1.01
FFO, as adjusted, per diluted share	$0.04	$0.34	$0.32	$0.98
Weighted-average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	201,690	200,230	201,551	200,158

(1)

Represents professional fees related to the Company's negotiations with the administrative agent and lenders under the secured credit facility and certain holders of the Company's senior unsecured notes regarding a restructure of such indebtedness.

(2)    Represents the accrued expense related to the settlement of a class action lawsuit.

(3)

The three and nine months ended September 30, 2020 include default interest expense related to Greenbrier Mall, Hickory Point Mall, Eastgate Mall, Asheville Mall, Burnsville Center and Park Plaza Mall. The nine months ended September 30, 2019 includes default interest expense related to Acadiana Mall and Cary Towne Center.

(4)

The three and nine months ended September 30, 2020 include a gain on extinguishment of debt related to the non-recourse loan secured by Hickory Point Mall, which was conveyed to the lender in the third quarter of 2020. The nine months ended September 30, 2019 includes a gain on extinguishment of debt related to the non-recourse loan secured by Acadiana Mall, which was conveyed to the lender in the first quarter of 2019, and a gain on extinguishment of debt related to the non-recourse loan secured by Cary Towne Center, which was sold in the first quarter of 2019.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three and Nine Months Ended September 30, 2020

The reconciliation of diluted EPS to FFO per diluted share is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Diluted EPS attributable to common shareholders	$(0.28)	$(0.52)	$(1.43)	$(1.01)
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	0.34	0.38	0.99	1.13
Loss on impairment	—	0.68	0.72	1.00
Gain on depreciable property	—	(0.09)	—	(0.11)
FFO per diluted share	$0.06	$0.45	$0.28	$1.01

The reconciliations of FFO allocable to Operating Partnership common unitholders to FFO allocable to common shareholders, including and excluding the adjustments noted above, are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
FFO allocable to Operating Partnership common unitholders	$11,430	$90,442	$57,189	$203,017
Percentage allocable to common shareholders (1)	95.93%	86.64%	93.38%	86.63%
FFO allocable to common shareholders	$10,965	$78,359	$53,403	$175,874
FFO allocable to Operating Partnership common unitholders, as adjusted	$8,975	$67,754	$65,484	$196,816
Percentage allocable to common shareholders (1)	95.93%	86.64%	93.38%	86.63%
FFO allocable to common shareholders, as adjusted	$8,610	$58,702	$61,149	$170,502

(1)

Represents the weighted-average number of common shares outstanding for the period divided by the sum of the weighted-average number of common shares and the weighted-average number of Operating Partnership units outstanding during the period. See the reconciliation of shares and Operating Partnership units outstanding on page 13.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three and Nine Months Ended September 30, 2020

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$1,722	$848	$3,375	$2,938
Per share	$0.01	$—	$0.02	$0.01

Straight-line rental income adjustment	$(2,891)	$1,348	$(1,972)	$2,302
Per share	$(0.01)	$0.01	$(0.01)	$0.01

Gain (loss) on outparcel sales	$(55)	$1,961	$2,733	$2,894
Per share	$—	$0.01	$0.01	$0.01

Net amortization of acquired above- and below-market leases	$229	$533	$1,341	$2,032
Per share	$—	$—	$0.01	$0.01

Net amortization of debt premiums and discounts	$353	$333	$1,040	$982
Per share	$—	$—	$0.01	$—

Income tax provision	$(546)	$(1,670)	$(17,189)	$(2,622)
Per share	$—	$(0.01)	$(0.09)	$(0.01)

Gain on extinguishment of debt	$15,407	$—	$15,407	$71,722
Per share	$0.08	$—	$0.08	$0.36

Non-cash default interest expense	$(2,519)	$—	$(5,412)	$(542)
Per share	$(0.01)	$—	$(0.03)	$—

Abandoned projects expense	$—	$(7)	$(400)	$(41)
Per share	$—	$—	$—	$—

Interest capitalized	$438	$787	$1,530	$1,969
Per share	$—	$—	$0.01	$0.01

Litigation settlement, net of taxes	$2,480	$22,688	$2,480	$(64,979)
Per share	$0.01	$0.11	$0.01	$(0.32)

Incremental credit facility interest expense related to imposition of default rate	$(14,499)	$—	$(19,311)	$—
Per share	$(0.07)	$—	$(0.10)	$—

Debt restructuring expenses	$(12,913)	$—	$(20,770)	$—
Per share	$(0.06)	$—	$(0.10)	$—

Estimate of uncollectible revenues	$(13,132)	$373	$(59,009)	$(1,410)
Per share	$(0.07)	$—	$(0.29)	$(0.01)

			As of September 30,
			2020	2019
Straight-line rent receivable			$53,421	$55,974

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three and Nine Months Ended September 30, 2020

Same-center Net Operating Income

(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net loss	$(44,424)	$(92,034)	$(256,511)	$(168,531)
Adjustments:
Depreciation and amortization	53,477	64,168	162,042	198,438
Depreciation and amortization from unconsolidated affiliates	14,437	14,471	41,967	36,599
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(1,118)	(2,031)	(2,829)	(6,836)
Interest expense	61,137	50,515	160,760	156,995
Interest expense from unconsolidated affiliates	8,646	6,686	24,001	19,842
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(570)	(1,561)	(1,726)	(5,044)
Abandoned projects expense	—	7	400	41
(Gain) loss on sales of real estate assets	55	(8,056)	(2,708)	(13,811)
Gain on sales of real estate assets of unconsolidated affiliates	—	—	—	(627)
Gain on investments/deconsolidation	—	(11,174)	—	(11,174)
Gain on extinguishment of debt	(15,407)	—	(15,407)	(71,722)
Loss on impairment	46	135,688	146,964	202,121
Litigation settlement	(2,480)	(22,688)	(2,480)	65,462
Income tax provision	546	1,670	17,189	2,622
Lease termination fees	(1,722)	(848)	(3,375)	(2,938)
Straight-line rent and above- and below-market lease amortization	2,662	(1,881)	631	(4,334)
Net (income) loss attributable to noncontrolling interests in other consolidated subsidiaries	937	(763)	1,631	(631)
General and administrative expenses	25,497	12,467	62,060	48,901
Management fees and non-property level revenues	(4,415)	(2,293)	(9,746)	(9,077)
Operating Partnership's share of property NOI	97,304	142,343	322,863	436,296
Non-comparable NOI	(5,909)	(10,845)	(19,120)	(38,137)
Total same-center NOI (1)	$91,395	$131,498	$303,743	$398,159
Total same-center NOI percentage change	(30.5)%		(23.7)%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three and Nine Months Ended September 30, 2020

Same-center Net Operating Income

(Continued)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Malls	$77,842	$116,637	$263,855	$354,025
Associated centers	7,468	8,317	21,244	24,610
Community centers	4,981	5,511	15,086	16,273
Offices and other	1,104	1,033	3,558	3,251
Total same-center NOI (1)	$91,395	$131,498	$303,743	$398,159
Percentage Change:
Malls	(33.3)%		(25.5)%
Associated centers	(10.2)%		(13.7)%
Community centers	(9.6)%		(7.3)%
Offices and other	6.9%		9.4%
Total same-center NOI (1)	(30.5)%		(23.7)%

(1)

CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). Same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of September 30, 2020, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending September 30, 2020. New properties are excluded from same-center NOI, until they meet these criteria. Properties excluded from the same-center pool that would otherwise meet these criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of September 30, 2020 and 2019

Company's Share of Consolidated and Unconsolidated Debt

(Dollars in thousands)

	As of September 30, 2020
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Total
Consolidated debt	$2,560,364	$1,183,186	$3,743,550	$(13,864)	$3,729,686
Noncontrolling interests' share of consolidated debt	(30,275)	—	(30,275)	288	(29,987)
Company's share of unconsolidated affiliates' debt	625,806	122,486	748,292	(2,594)	745,698
Company's share of consolidated and unconsolidated debt	$3,155,895	$1,305,672	$4,461,567	$(16,170)	$4,445,397
Weighted-average interest rate	5.06%	8.52%	6.07%

	As of September 30, 2019
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Total
Consolidated debt	$2,860,889	$855,758	$3,716,647	$(17,640)	$3,699,007
Noncontrolling interests' share of consolidated debt	(74,486)	—	(74,486)	516	(73,970)
Company's share of unconsolidated affiliates' debt	565,242	82,995	648,237	(2,607)	645,630
Company's share of consolidated and unconsolidated debt	$3,351,645	$938,753	$4,290,398	$(19,731)	$4,270,667
Weighted-average interest rate	5.10%	4.40%	4.95%

Total Market Capitalization as of September 30, 2020

(In thousands, except stock price)

	Shares Outstanding	Stock Price (1)
Common stock and operating partnership units	201,690	$0.16
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00
6.625% Series E Cumulative Redeemable Preferred Stock	690	250.00

(1)

Stock price for common stock and Operating Partnership units equals the closing price of the common stock on September 30, 2020. The stock prices for the preferred stocks represent the liquidation preference of each respective series.

Reconciliation of Shares and Operating Partnership Units Outstanding

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	Basic	Diluted	Basic	Diluted
2020:
Weighted-average shares - EPS	193,481	193,481	188,211	188,211
Weighted-average Operating Partnership units	8,209	8,209	13,340	13,340
Weighted-average shares - FFO	201,690	201,690	201,551	201,551
2019:
Weighted-average shares - EPS	173,471	173,471	173,400	173,400
Weighted-average Operating Partnership units	26,759	26,759	26,758	26,758
Weighted-average shares - FFO	200,230	200,230	200,158	200,158

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of September 30, 2020 and December 31, 2019

Consolidated Balance Sheets

(Unaudited; in thousands, except share data)

	As of
	September 30, 2020	December 31, 2019
ASSETS
Real estate assets:
Land	$717,048	$730,218
Buildings and improvements	5,255,663	5,631,831
	5,972,711	6,362,049
Accumulated depreciation	(2,228,632)	(2,349,404)
	3,744,079	4,012,645
Developments in progress	31,822	49,351
Net investment in real estate assets	3,775,901	4,061,996
Cash and cash equivalents	106,807	32,816
Available-for-sale securities - at fair value (amortized cost of $151,762 in 2020)	151,795	—
Receivables:
Tenant	108,123	75,252
Other	6,121	10,792
Mortgage and other notes receivable	2,534	4,662
Investments in unconsolidated affiliates	291,040	307,354
Intangible lease assets and other assets	121,722	129,474
	$4,564,043	$4,622,346
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness, net	$3,729,686	$3,527,015
Accounts payable and accrued liabilities	221,946	231,306
Total liabilities	3,951,632	3,758,321
Commitments and contingencies
Redeemable noncontrolling interests	193	2,160
Shareholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding	18	18
6.625% Series E Cumulative Redeemable Preferred Stock, 690,000 shares outstanding	7	7
Common stock, $.01 par value, 350,000,000 shares authorized, 195,765,021 and 174,115,111 issued and outstanding in 2020 and 2019, respectively	1,958	1,741
Additional paid-in capital	1,984,607	1,965,897
Accumulated other comprehensive loss	33	—
Dividends in excess of cumulative earnings	(1,397,131)	(1,161,351)
Total shareholders' equity	589,492	806,312
Noncontrolling interests	22,726	55,553
Total equity	612,218	861,865
	$4,564,043	$4,622,346

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of September 30, 2020 and December 31, 2019

Condensed Combined Financial Statements - Unconsolidated Affiliates

(Unaudited; in thousands)

	September 30, 2020	December 31, 2019
ASSETS:
Investment in real estate assets	$2,348,669	$2,293,438
Accumulated depreciation	(846,097)	(803,909)
	1,502,572	1,489,529
Developments in progress	25,556	46,503
Net investment in real estate assets	1,528,128	1,536,032
Other assets	180,235	154,427
Total assets	$1,708,363	$1,690,459
LIABILITIES:
Mortgage and other indebtedness, net	$1,435,891	$1,417,644
Other liabilities	53,583	41,007
Total liabilities	1,489,474	1,458,651
OWNERS' EQUITY:
The Company	141,989	149,376
Other investors	76,900	82,432
Total owners' equity	218,889	231,808
Total liabilities and owners’ equity	$1,708,363	$1,690,459

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Total revenues	$46,953	$52,867	$154,128	$162,964
Depreciation and amortization	(23,572)	(26,172)	(68,062)	(66,398)
Operating expenses	(17,802)	(16,394)	(54,117)	(49,433)
Interest and other income	406	456	1,663	1,155
Interest expense	(16,656)	(13,092)	(45,751)	(42,250)
Gain on extinguishment of debt	—	83,635	—	83,635
Gain on sales of real estate assets	—	—	—	630
Net income (loss)	$(10,671)	$81,300	$(12,139)	$90,303

	Company's Share for the		Company's Share for the
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Total revenues	$24,681	$27,486	$80,878	$82,694
Depreciation and amortization	(14,437)	(14,471)	(41,967)	(36,599)
Operating expenses	(9,256)	(8,381)	(28,482)	(24,235)
Interest and other income	269	293	1,122	776
Interest expense	(8,646)	(6,686)	(24,001)	(19,842)
Gain on sales of real estate assets	—	—	—	627
Net income (loss)	$(7,389)	$(1,759)	$(12,450)	$3,421

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three and Nine Months Ended September 30, 2020

EBITDA for real estate ("EBITDAre") is a non-GAAP financial measure which NAREIT defines as net income (loss) (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the dispositions of depreciable property and impairment write-downs of depreciable property, and after adjustments to reflect the Company's share of EBITDAre from unconsolidated affiliates.  The Company also calculates Adjusted EBITDAre to exclude the non-controlling interest in EBITDAre of consolidated entities, and the Company's share of abandoned projects expense, gain or loss on extinguishment of debt and litigation settlement, net of taxes.

The Company presents the ratio of Adjusted EBITDAre to interest expense because the Company believes that the Adjusted EBITDAre to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt.  Adjusted EBITDAre excludes items that are not a normal result of operations which assists the Company and investors in distinguishing changes related to the growth or decline of operations at our properties.  EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to similar measures calculated by other companies.  This non-GAAP measure should not be considered as an alternative to net income, cash from operating activities or any other measure calculated in accordance with GAAP.  Pro rata amounts listed below are calculated using the Company's ownership percentage in the respective joint venture and any other applicable terms.

Ratio of Adjusted EBITDAre to Interest Expense

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net loss	$(44,424)	$(92,034)	$(256,511)	$(168,531)
Depreciation and amortization	53,477	64,168	162,042	198,438
Depreciation and amortization from unconsolidated affiliates	14,437	14,471	41,967	36,599
Interest expense	61,137	50,515	160,760	156,995
Interest expense from unconsolidated affiliates	8,646	6,686	24,001	19,842
Income taxes	612	1,806	17,264	3,249
Loss on impairment	46	135,688	146,964	202,121
(Gain) loss on depreciable property	—	(5,371)	25	(10,709)
Gain on investments/deconsolidation	—	(11,174)	—	(11,174)
EBITDAre (1)	93,931	164,755	296,512	426,830
Gain on extinguishment of debt	(15,407)	—	(15,407)	(71,722)
Litigation settlement, net of taxes	(2,480)	(22,688)	(2,480)	65,462
Abandoned projects	—	7	400	41
Net (income) loss attributable to noncontrolling interests in other consolidated subsidiaries	937	(763)	1,631	(631)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(1,118)	(2,031)	(2,829)	(6,836)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(570)	(1,561)	(1,726)	(5,044)
Company's share of Adjusted EBITDAre	$75,293	$137,719	$276,101	$408,100

(1)

Includes $(55) and $2,478 for the three months ended September 30, 2020 and 2019, respectively, and $2,733 and $3,522 for the nine months ended September 30, 2020 and 2019, respectively, related to sales of non-depreciable real estate assets.

Interest Expense:
Interest expense	$61,137		$50,515		$160,760		$156,995
Interest expense from unconsolidated affiliates	8,646		6,686		24,001		19,842
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(570)		(1,561)		(1,726)		(5,044)
Company's share of interest expense	$69,213		$55,640		$183,035		$171,793
Ratio of Adjusted EBITDAre to Interest Expense	1.1	x	2.5	x	1.5	x	2.4	x

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Company's share of Adjusted EBITDAre	$75,293	$137,719	$276,101	$408,100
Interest expense	(61,137)	(50,515)	(160,760)	(156,995)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	570	1,561	1,726	5,044
Income taxes	(612)	(1,806)	(17,264)	(3,249)
Net amortization of deferred financing costs, debt premiums and discounts	2,633	2,022	7,228	6,328
Net amortization of intangible lease assets and liabilities	34	(141)	(719)	(1,212)
Depreciation and interest expense from unconsolidated affiliates	(23,083)	(21,157)	(65,968)	(56,441)
Litigation settlement, net of taxes	2,480	22,688	2,480	(65,462)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	1,118	2,031	2,829	6,836
Net income (loss) attributable to noncontrolling interests in other consolidated subsidiaries	(937)	763	(1,631)	631
Gain (loss) on outparcel sales	55	(2,685)	(2,733)	(3,102)
Gain on insurance proceeds	(1,133)	—	(1,644)	(421)
Equity in earnings (losses) of unconsolidated affiliates	7,389	1,759	12,450	(3,421)
Distributions of earnings from unconsolidated affiliates	2,333	4,315	6,130	15,635
Share-based compensation expense	2,797	900	5,090	3,838
Change in estimate of uncollectable rental revenues	13,414	(188)	55,369	1,504
Change in deferred tax assets	—	936	15,596	1,026
Changes in operating assets and liabilities	(392)	1,009	(75,088)	66,604
Cash flows provided by operating activities	$20,822	$99,211	$59,192	$225,243

Components of Consolidated Rental Revenues

The Company adopted Accounting Standards Codification (“ASC”) 842, Leases, effective January 1, 2019, which resulted in the Company revising the presentation of rental revenues in its consolidated statements of operations. In the past, certain components of rental revenues were shown separately in the consolidated statement of operations. Upon the adoption of ASC 842, these amounts have been combined into a single line item. As a result of the adoption of ASC 842, the Company believes that the following presentation is useful to users of the Company’s consolidated financial statements as it depicts how amounts reported in the Company’s historical financial statements prior to the adoption of ASC 842 are reflected in the current presentation in accordance with ASC 842.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Minimum rents	$104,401	$129,781	$339,092	$399,494
Percentage rents	799	2,473	3,098	7,797
Other rents	(667)	2,142	1,282	6,668
Tenant reimbursements	33,319	46,032	116,467	144,534
Estimate of uncollectable amounts	(13,771)	188	(54,463)	(1,504)
Total rental revenues	$124,081	$180,616	$405,476	$556,989

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of September 30, 2020

Schedule of Mortgage and Other Indebtedness

(Dollars in thousands)

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable
Operating Properties:
Greenbrier Mall (1)	Chesapeake, VA		Dec-19		5.41%	$61,647		$61,647	$—
Burnsville Center (2)	Burnsville, MN		Jul-20		6.00%	64,233		64,233	—
Parkdale Mall & Crossing	Beaumont, TX		Mar-21		5.85%	74,406		74,406	—
EastGate Mall	Cincinnati, OH		Apr-21		5.83%	31,726		31,726	—
Hamilton Crossing & Expansion	Chattanooga, TN		Apr-21		5.99%	8,286		8,286	—
Park Plaza Mall	Little Rock, AR		Apr-21		5.28%	77,064		77,064	—
Fayette Mall	Lexington, KY		May-21		5.42%	143,565		143,565	—
The Outlet Shoppes at Laredo	Laredo, TX		May-21		2.81%	41,050		—	41,050
Alamance Crossing - East	Burlington, NC		Jul-21		5.83%	43,816		43,816	—
Asheville Mall	Asheville, NC		Sep-21		5.80%	62,863		62,863	—
Brookfield Square Anchor Redevelopment	Brookfield, WI		Oct-21	Oct-22	3.06%	27,461		—	27,461
Cross Creek Mall	Fayetteville, NC		Jan-22		4.54%	109,111		109,111	—
Northwoods Mall	North Charleston, SC		Apr-22		5.08%	62,668		62,668	—
Arbor Place	Atlanta (Douglasville), GA		May-22		5.10%	105,021		105,021	—
CBL Center	Chattanooga, TN		Jun-22		5.00%	16,390		16,390	—
Southpark Mall	Colonial Heights, VA		Jun-22		4.85%	57,397		57,397	—
WestGate Mall	Spartanburg, SC		Jul-22		4.99%	31,881		31,881	—
Volusia Mall	Daytona Beach, FL		May-24		4.56%	47,216		47,216	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA		Oct-25		4.80%	36,818		36,818	—
Jefferson Mall	Louisville, KY		Jun-26		4.75%	60,969		60,969	—
Hamilton Place	Chattanooga, TN		Jun-26		4.36%	98,920		98,920	—
Total Loans On Operating Properties						1,262,508		1,193,997	68,511
Weighted-average interest rate						5.05%		5.17%	2.91%

Operating Partnership Debt:
Secured credit facility:
Secured line of credit ($685,000 capacity)			Jul-23		9.50%	675,925	(3)	—	675,925

Secured term loan			Jul-23		9.50%	438,750	(3)	—	438,750

Senior unsecured notes:
Senior unsecured 5.25% notes			Dec-23		5.25%	450,000		450,000	—
Senior unsecured 5.25% notes (discount)			Dec-23		5.25%	(1,735)		(1,735)	—
Senior unsecured 4.60% notes			Oct-24		4.60%	300,000		300,000	—
Senior unsecured 4.60% notes (discount)			Oct-24		4.60%	(34)		(34)	—
Senior unsecured 5.95% notes			Dec-26		5.95%	625,000		625,000	—
Senior unsecured 5.95% notes (discount)			Dec-26		5.95%	(6,864)		(6,864)	—
	SUBTOTAL					1,366,367		1,366,367	—

Total Consolidated Debt						$3,743,550	(4)	$2,560,364	$1,183,186

Weighted-average interest rate						6.51%		5.31%	9.12%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Oct-20		3.74%	$9,360	(5)	$9,360	$—
The Shoppes at Eagle Point	Cookeville, TN		Oct-20	Oct-22	2.91%	17,594	(6)	—	17,594
Hammock Landing - Phase I	West Melbourne, FL		Feb-21	Feb-23	2.41%	20,186		—	20,186
Hammock Landing - Phase II	West Melbourne, FL		Feb-21	Feb-23	2.41%	7,256		—	7,256
The Pavilion at Port Orange	Port Orange, FL		Feb-21	Feb-23	2.41%	26,756		—	26,756
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY		Oct-21		2.65%	9,122		—	9,122
Springs at Port Orange	Port Orange, FL		Dec-21		2.51%	15,184		—	15,184
York Town Center	York, PA		Feb-22		4.90%	15,089		15,089	—
York Town Center - Pier 1	York, PA		Feb-22		2.91%	594		—	594
Eastgate Mall - Self-Storage	Cincinnati, OH		Dec-22		2.91%	3,242		—	3,242
West County Center	Des Peres, MO		Dec-22		3.40%	85,844		85,844	—
Friendly Shopping Center	Greensboro, NC		Apr-23		3.48%	45,483		45,483	—
Mid Rivers Mall - Self Storage	St. Peters, MO		Apr-23		2.91%	2,927		—	2,927
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	30,000		30,000	—
Ambassador Town Center	Lafayette, LA		Jun-23		3.22%	27,938	(7)	27,938	—
The Outlet Shoppes at Atlanta	Woodstock, GA		Nov-23		4.90%	35,243		35,243	—
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA		Nov-23		3.00%	4,632		—	4,632
Parkdale Self Storage	Beaumont, TX		Jul-24		5.25%	6,065		—	6,065
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	53,373		53,373	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	2,575		2,575	—
Hamilton Place Self Storage	Chattanooga, TN		Sep-24		2.91%	6,247		—	6,247
Coastal Grand - Dick's Sporting Goods	Myrtle Beach, SC		Nov-24		5.05%	1,611		1,611	—
Hamilton Place Aloft Hotel	Chattanooga, TN		Nov-24		2.61%	2,681		—	2,681
The Outlet Shoppes of the Bluegrass	Simpsonville, KY		Dec-24		4.05%	34,456		34,456	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	131,486		131,486	—
Fremaux Town Center - Phase I	Slidell, LA		Jun-26		3.70%	42,251		42,251	—
CoolSprings Galleria	Nashville, TN		May-28		4.84%	74,663		74,663	—
The Outlet Shoppes at El Paso	El Paso, TX		Oct-28		5.10%	36,434		36,434	—
	SUBTOTAL					748,292	(4)	625,806	122,486

Less Noncontrolling Interests' Share Of Consolidated Debt:
Hamilton Crossing & Expansion	Chattanooga, TN	8%	Apr-21		5.99%	(663)		(663)	—
CBL Center	Chattanooga, TN	8%	Jun-22		5.00%	(1,311)		(1,311)	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA	50%	Oct-25		4.80%	(18,409)		(18,409)	—
Hamilton Place	Chattanooga, TN	10%	Jun-26		4.36%	(9,892)		(9,892)	—
						(30,275)	(4)	(30,275)	—

Company's Share Of Consolidated And Unconsolidated Debt						$4,461,567	(4)	$3,155,895	$1,305,672
Weighted-average interest rate						6.07%		5.06%	8.52%

Total Debt of Unconsolidated Affiliates:
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Oct-20		3.74%	$9,360	(5)	$9,360	$—
Shoppes at Eagle Point Cookeville	Cookeville, TN		Oct-20	Oct-22	2.91%	35,189	(6)	—	35,189

Hammock Landing - Phase I	West Melbourne, FL	Feb-21	Feb-23	2.41%	40,372		—	40,372
Hammock Landing - Phase II	West Melbourne, FL	Feb-21	Feb-23	2.41%	14,513		—	14,513
The Pavilion at Port Orange	Port Orange, FL	Feb-21	Feb-23	2.41%	53,513		—	53,513
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY	Oct-21		2.65%	9,122		—	9,122
Springs at Port Orange	Port Orange, FL	Dec-21		2.51%	34,905		—	34,905
York Town Center	York, PA	Feb-22		4.90%	30,178		30,178	—
York Town Center - Pier 1	York, PA	Feb-22		2.91%	1,187		—	1,187
Eastgate Mall - Self-Storage Development	Cincinnati, OH	Dec-22		2.91%	6,485		—	6,485
West County Center	Des Peres, MO	Dec-22		3.40%	171,687		171,687	—
Friendly Shopping Center	Greensboro, NC	Apr-23		3.48%	90,966		90,966	—
Mid Rivers Self Storage	St. Peters, MO	Apr-23		2.91%	5,853		—	5,853
The Shops at Friendly Center	Greensboro, NC	Apr-23		3.34%	60,000		60,000	—
Ambassador Town Center	Lafayette, LA	Jun-23		3.22%	42,982	(7)	42,982	—
The Outlet Shoppes at Atlanta	Woodstock, GA	Nov-23		4.90%	70,486		70,486	—
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA	Nov-23		3.00%	4,632		—	4,632
Parkdale Self Storage	Beaumont, TX	Jul-24		5.25%	6,065		—	6,065
Coastal Grand	Myrtle Beach, SC	Aug-24		4.09%	106,746		106,746	—
Coastal Grand Outparcel	Myrtle Beach, SC	Aug-24		4.09%	5,151		5,151	—
Hamilton Place Self Storage	Chattanooga, TN	Sep-24		2.91%	6,247		—	6,247
Coastal Grand - Dick's Sporting Goods	Myrtle Beach, SC	Nov-24		5.05%	3,222		3,222	—
Hamilton Place Aloft Hotel	Chattanooga, TN	Nov-24		2.61%	5,361		—	5,361
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	Dec-24		4.05%	68,911		68,911	—
Oak Park Mall	Overland Park, KS	Oct-25		3.97%	262,971		262,971	—
Fremaux Town Center	Slidell, LA	Jun-26		3.70%	65,001		65,001	—
CoolSprings Galleria	Nashville, TN	May-28		4.84%	149,325		149,325	—
The Outlet Shoppes at El Paso	El Paso, TX	Oct-28		5.10%	72,868		72,868	—
					$1,433,298		$1,209,854	$223,444
Weighted-average interest rate					3.83%		4.05%	2.65%

(1)	The loan is in default. The Company is in discussion with the lender.
(2)	The property was transferred into receivership in October 2020. The Company is cooperating with the anticipated conveyance or foreclosure.
(3)

The administrative agent informed the Company that interest will accrue on all outstanding obligations at the post-default rate, which is equal to the rate that otherwise would be in effect plus 5.0%. The post-default interest rate at September 30, 2020 was 9.50%. The variable interest rate at LIBOR based on original terms of senior secured facility is 2.41% as of September 30, 2020.

(4)	See page 13 for unamortized deferred financing costs.
(5)

The joint venture has an interest rate swap on a notional amount of $9,360, amortizing to $9,360 over the term of the swap, related to Ambassador Town Center Infrastructure Improvements to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. In October 2020, the maturity date was extended to January 2021.

(6)	In October 2020, the maturity date was extended to October 2021 with optional extended maturity date up to October 2022.
(7)

The joint venture has an interest rate swap on a notional amount of $42,982, amortizing to $38,866 over the term of the swap, related to Ambassador Town Center to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of September 30, 2020

Schedule of Maturities of Mortgage and Other Indebtedness

(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2019 (1)	$61,647	$—	$—	$61,647	1.38%	5.41%
2020 (2)	64,233	9,360	—	73,593	1.65%	5.71%
2021	482,776	24,306	(663)	506,419	11.35%	5.23%
2022	409,929	122,363	(1,311)	530,981	11.90%	4.47%
2023	1,564,676	200,422	—	1,765,098	39.56%	7.72%
2024	347,216	107,007	—	454,223	10.18%	4.47%
2025	36,818	131,486	(18,409)	149,895	3.36%	4.07%
2026	784,889	42,251	(9,892)	817,248	18.32%	5.57%
2028	—	111,097	—	111,097	2.49%	4.93%
Face Amount of Debt	3,752,184	748,292	(30,275)	4,470,201	100.19%	6.07%
Discounts	(8,634)	—	—	(8,634)	(0.19)%	—%
Total	$3,743,550	$748,292	$(30,275)	$4,461,567	100.00%	6.07%

Based on Original Maturity Dates:
Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2019 (1)	$61,647	$—	$—	$61,647	1.38%	5.41%
2020 (2)	64,233	26,955	—	91,188	2.04%	5.17%
2021	510,237	78,504	(663)	588,078	13.18%	4.87%
2022	382,468	104,769	(1,311)	485,926	10.89%	4.61%
2023	1,564,676	146,223	—	1,710,899	38.35%	7.89%
2024	347,216	107,007	—	454,223	10.18%	4.47%
2025	36,818	131,486	(18,409)	149,895	3.36%	4.07%
2026	784,889	42,251	(9,892)	817,248	18.32%	5.57%
2028	—	111,097	—	111,097	2.49%	4.93%
Face Amount of Debt	3,752,184	748,292	(30,275)	4,470,201	100.19%	6.07%
Discounts	(8,634)	—	—	(8,634)	(0.19)%	—%
Total	$3,743,550	$748,292	$(30,275)	$4,461,567	100.00%	6.07%

(1)	Represents a non-recourse loan that is in default.
(2)	Consolidated debt balance represents a non-recourse loan that is in default.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of September 30, 2020

Debt Covenant Compliance Ratios (1)	Required	Actual
Total debt to total assets	< 60%	56%
Secured debt to total assets	< 40%	36%
Total unencumbered assets to unsecured debt	> 150%	190%
Consolidated income available for debt service to annual debt service charge	> 1.5x	1.8	x
Minimum debt yield on outstanding balance (2)	> 10%	9.7%

(1)	The debt covenant compliance ratios for the secured line of credit, the secured term loan and the senior unsecured notes are defined and computed on the same basis.
(2)

The minimum debt yield on outstanding balance debt covenant compliance ratio only applies to the secured credit facility. As of September 30, 2020, the lenders under the secured credit facility had declared all outstanding obligations to be immediately due and payable due to asserted defaults and events of default under the secured credit facility. Additionally, on November 1, 2020, we commenced the Chapter 11 Cases by filing voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code, which is an event of default under the secured credit facility.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of September 30, 2020

Unencumbered Consolidated Portfolio Statistics

	Sales Per Square Foot for the Twelve Months Ended (1) (2)			Occupancy (2)		% of Consolidated Unencumbered NOI for the Nine Months Ended
	9/30/20	(3)	9/30/19	9/30/20	9/30/19	9/30/20	(4)
Unencumbered consolidated Properties:
Tier 1 Malls			$382	86.9%	85.9%	19.8%	(5)
Tier 2 Malls			338	82.0%	85.7%	33.7%
Tier 3 Malls			279	80.0%	87.0%	23.3%
Total Malls	N/A		309	81.9%	86.3%	76.8%

Total Associated Centers	N/A		N/A	85.8%	95.7%	16.8%

Total Community Centers	N/A		N/A	98.4%	97.3%	5.7%

Total Office Buildings & Other	N/A		N/A	100.0%	86.7%	0.7%

Total Unencumbered Consolidated Portfolio	N/A		$309	83.5%	88.9%	100.0%

(1)	Represents same-center sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.
(2)	Operating metrics are included for unencumbered consolidated operating properties and do not include sales or occupancy of unencumbered parcels.
(3)

Due to the temporary mall and store closures that occurred, the majority of CBL’s tenants did not report sales for the full reporting period.  As a result, CBL is not able to provide a complete measure of sales per square foot for the quarter or trailing twelve months

(4)

Our consolidated unencumbered properties generated approximately 40.1% of total consolidated NOI of $253,039,476 (which excludes NOI related to dispositions) for the nine months ended September 30, 2020.

(5)

NOI is derived from unencumbered Tier One Malls as well as unencumbered portions of Tier One Malls that are otherwise secured by a loan. The unencumbered portions include outparcels, anchors and former anchors that have been redeveloped.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of September 30, 2020

Mall Portfolio Statistics

TIER 1 Sales ≥ $375 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)			Mall Occupancy		% of Total Mall NOI for the Nine Months Ended
			9/30/20	(3)	9/30/19	9/30/20	9/30/19	9/30/20	(4)
Coastal Grand	Myrtle Beach, SC	1,037,502
CoolSprings Galleria	Nashville, TN	1,166,242
Cross Creek Mall	Fayetteville, NC	800,173
Fayette Mall	Lexington, KY	1,158,534
Friendly Center and The Shops at Friendly	Greensboro, NC	1,367,804
Hamilton Place	Chattanooga, TN	1,160,651
Hanes Mall	Winston-Salem, NC	1,435,164
Imperial Valley	El Centro, CA	762,695
Jefferson Mall	Louisville, KY	783,643
Mall del Norte	Laredo, TX	1,196,167
Northwoods Mall	North Charleston, SC	748,273
Oak Park Mall	Overland Park, KS	1,518,420
Old Hickory Mall	Jackson, TN	538,641
Parkway Place	Huntsville, AL	647,808
The Outlet Shoppes at Atlanta	Woodstock, GA	405,146
The Outlet Shoppes at El Paso	El Paso, TX	433,046
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	428,072
Richland Mall	Waco, TX	693,448
Southpark Mall	Colonial Heights, VA	675,644
St. Clair Square	Fairview Heights, IL	1,067,610
Sunrise Mall	Brownsville, TX	799,379
West County Center	Des Peres, MO	1,198,304
Total Tier 1 Malls		20,022,366	N/A		$456	89.5%	92.3%	46.7%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of September 30, 2020

Mall Portfolio Statistics (continued)

TIER 2 Sales of ≥ $300 to < $375 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)			Mall Occupancy		% of Total Mall NOI for the Nine Months Ended
			9/30/20	(3)	9/30/19	9/30/20	9/30/19	9/30/20	(4)
Arbor Place	Atlanta (Douglasville), GA	1,162,064
Dakota Square Mall	Minot, ND	757,513
East Towne Mall	Madison, WI	801,252
Frontier Mall	Cheyenne, WY	523,709
Governor's Square	Clarksville, TN	696,451
Harford Mall	Bel Air, MD	503,774
Kirkwood Mall	Bismarck, ND	815,590
Layton Hills Mall	Layton, UT	482,120
Mayfaire Town Center	Wilmington, NC	654,345
Northpark Mall	Joplin, MO	896,044
The Outlet Shoppes at Laredo (5)	Laredo, TX	358,122
Parkdale Mall	Beaumont, TX	1,151,375
Pearland Town Center	Pearland, TX	663,791
Post Oak Mall	College Station, TX	787,554
South County Center	St. Louis, MO	1,028,627
Southaven Towne Center	Southaven, MS	607,529
Turtle Creek Mall	Hattiesburg, MS	844,981
Valley View Mall	Roanoke, VA	863,447
Volusia Mall	Daytona Beach, FL	1,060,283
West Towne Mall	Madison, WI	829,719
WestGate Mall	Spartanburg, SC	950,781
Westmoreland Mall	Greensburg, PA	976,671
York Galleria	York, PA	756,703
Total Tier 2 Malls		18,172,445	N/A		$343	84.2%	87.3%	33.4%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of September 30, 2020

Mall Portfolio Statistics (continued)

TIER 3 Sales < $300 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)			Mall Occupancy		% of Total Mall NOI for the Nine Months Ended
			9/30/20	(3)	9/30/19	9/30/20	9/30/19	9/30/20	(4)
Alamance Crossing	Burlington, NC	904,706
Brookfield Square	Brookfield, WI	864,339
CherryVale Mall	Rockford, IL	870,655
Eastland Mall	Bloomington, IL	732,651
Kentucky Oaks Mall	Paducah, KY	771,443
Laurel Park Place	Livonia, MI	491,211
Meridian Mall	Lansing, MI	945,997
Mid Rivers Mall	St. Peters, MO	1,035,802
Monroeville Mall	Pittsburgh, PA	985,069
Northgate Mall	Chattanooga, TN	660,790
The Outlet Shoppes at Gettysburg	Gettysburg, PA	249,937
Stroud Mall	Stroudsburg, PA	414,441
Total Tier 3 Malls		8,927,041	N/A		$275	77.0%	84.6%	13.0%

Total Mall Portfolio		47,121,852	N/A		$386	85.2%	89.0%	93.1%

Excluded Malls (6)
Property	Category	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Nine Months Ended
				9/30/20	9/30/19	9/30/20	9/30/19	9/30/20	(4)
Lender Malls:
Asheville Mall	Lender	Asheville, NC	973,371
Burnsville Center	Lender	Burnsville, MN	1,045,056
EastGate Mall	Lender	Cincinnati, OH	837,554
Greenbrier Mall	Lender	Chesapeake, VA	897,040
Park Plaza	Lender	Little Rock, AR	543,037
Total Excluded Malls			4,296,058	N/A	N/A	N/A	N/A	6.8%

(1)	Total Center Square Footage includes square footage of shops, owned and leased adjacent junior anchors and anchor locations and leased freestanding locations immediately adjacent to the center.
(2)	Represents same-center sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.
(3)

Due to the temporary mall and store closures that occurred, the majority of CBL’s tenants did not report sales for the full reporting period.  As a result, CBL is not able to provide a complete measure of sales per square foot for the quarter or trailing twelve months.

(4)	Based on total mall NOI of $282,552,551 for the malls listed in the table above for the nine months ended September 30, 2020.
(5)	The Outlet Shoppes at Laredo is a non-stabilized mall and is excluded from Sales Per Square Foot.
(6)

Excluded Malls represent Lender Malls, for which operational metrics are excluded, and are malls which we are working or intend to work with the lender on the terms of the loan secured by the related property, or after attempting a restructure, we have determined that the property no longer meets our criteria for long-term investment.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of September 30, 2020

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (1)	% Change Average
Quarter:
All Property Types (2)	348,790	$33.60	$27.88	(17.0)%	$28.29	(15.8)%
Stabilized Malls	297,079	34.81	29.06	(16.5)%	29.47	(15.3)%
New leases	16,919	44.07	39.86	(9.6)%	41.53	(5.8)%
Renewal leases	280,160	34.25	28.41	(17.1)%	28.74	(16.1)%

Year-to-Date:
All Property Types (2)	886,441	$30.24	$26.59	(12.1)%	$27.03	(10.6)%
Stabilized Malls	793,168	30.68	27.10	(11.7)%	27.55	(10.2)%
New leases	68,613	28.70	32.00	11.5%	33.51	16.8%
Renewal leases	724,555	30.87	26.64	(13.7)%	26.99	(12.6)%

		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
Total Leasing Activity:
	Square Feet		As of September 30,
Quarter:			2020	2019
Operating portfolio:		Same-center stabilized malls	$30.42	$32.05
New leases	43,654	Stabilized malls	30.49	32.05
Renewal leases	553,848	Non-stabilized malls (4)	24.89	24.12
Total leased	597,502	Associated centers	14.02	13.75
Year-to-Date:		Community centers	16.78	16.99
Operating Portfolio:		Office buildings	19.14	18.87
New leases	463,771
Renewal leases	1,276,343
Development Portfolio:
New leases	7,929
Total leased	1,748,043

(1)	Average gross rent does not incorporate allowable future increases for recoverable common area expenses.
(2)	Includes stabilized malls, associated centers, community centers and other.
(3)

Average annual base rents per square foot are based on contractual rents in effect as of September 30, 2020, including the impact of any rent concessions. Average base rents for associated centers, community centers and office buildings include all leased space, regardless of size.

(4)	Includes The Outlet Shoppes at Laredo.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of September 30, 2020

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

For the Nine Months Ended September 30, 2020 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2020:
New	73	235,156	7.14	$28.48	$30.07	$25.63	$2.85	11.1%	$4.44	17.3%
Renewal	355	1,156,701	2.58	25.33	26.24	30.37	(5.04)	(16.6)%	(4.13)	(13.6)%
Commencement 2020 Total	428	1,391,857	3.36	25.86	26.88	29.57	(3.71)	(12.5)%	(2.69)	(9.1)%

Commencement 2021:
New	8	23,594	9.22	36.82	38.89	32.09	4.73	14.7%	6.80	21.2%
Renewal	76	210,540	2.44	33.96	34.27	36.50	(2.54)	(7.0)%	(2.23)	(6.1)%
Commencement 2021 Total	84	234,134	3.09	34.25	34.73	36.06	(1.81)	(5.0)%	(1.33)	(3.7)%

Total 2020/2021	512	1,625,991	3.31	$27.07	$28.01	$30.50	$(3.43)	(11.2)%	$(2.49)	(8.2)%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of September 30, 2020

Top 25 Tenants Based On Percentage Of Total Annualized Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Revenues (1)
1	L Brands, Inc. (2)	121	718,829	4.04%
2	Foot Locker, Inc.	105	497,193	3.22%
3	Signet Group plc (3)	135	203,331	2.83%
4	American Eagle Outfitters, Inc	66	411,112	2.35%
5	Dick's Sporting Goods, Inc. (4)	26	1,470,904	2.16%
6	H & M Hennes & Mauritz AB	44	934,787	1.67%
7	Genesco Inc. (5)	97	188,465	1.67%
8	Ascena Retail Group, Inc. (6)	90	430,093	1.55%
9	The Gap, Inc.	50	578,459	1.39%
10	Finish Line, Inc.	39	205,286	1.38%
11	Luxottica Group S.P.A. (7)	97	226,402	1.35%
12	Express Fashions	33	271,404	1.25%
13	The Buckle, Inc.	42	217,907	1.17%
14	JC Penney Co. Inc. (8)	46	5,565,980	1.15%
15	Shoe Show, Inc.	39	481,568	1.06%
16	Cinemark Corp.	9	467,190	1.05%
17	Hot Topic, Inc.	97	226,865	1.04%
18	Abercrombie & Fitch, Co.	35	235,571	0.98%
19	Barnes & Noble Inc.	16	485,305	0.92%
20	The Children's Place, Inc.	39	171,395	0.86%
21	Claire's Stores, Inc.	76	95,692	0.84%
22	Macy's Inc.	31	4,401,176	0.72%
23	Chick-fil-A, Inc.	34	57,157	0.69%
24	Ulta Salon, Cosmetics & Fragrance, Inc.	23	237,961	0.69%
25	Focus Brands	70	49,298	0.68%
		1,460	18,829,330	36.71%

(1)	Includes the Company's proportionate share of revenues from unconsolidated affiliates based on the Company's ownership percentage in the respective joint venture and any other applicable terms.
(2)	L Brands, Inc. operates Bath & Body Works, PINK and Victoria's Secret.
(3)

Signet Jewelers Limited operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers, Ultra Diamonds and Rogers Jewelers. Zales, Peoples and Piercing Pagoda are also operating under Signet.

(4)	Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Golf Galaxy, and Field & Stream stores.
(5)	Genesco Inc. operates Journey's, Underground by Journey's, Shi by Journey's, Johnston & Murphy, Hat Shack, Hat Zone, and Clubhouse stores.
(6)	Ascena Retail Group, Inc. operates Ann Taylor, Catherines, Justice, Dressbarn, Maurices, Lane Bryant, LOFT and Lou & Grey.
(7)	Luxottica Group, S.P.A. operates Lenscrafters, Pearle Vision and Sunglass Hut.
(8)	JC Penney Company, Inc. owns 31 of these stores.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three and Nine Months Ended September 30, 2020

Capital Expenditures

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Tenant allowances (1)	$1,426	$10,781	$10,181	$21,831
Deferred maintenance: (2)
Parking lot and parking lot lighting	—	315	270	529
Roof repairs and replacements	230	2,083	2,234	4,757
Other capital expenditures	1,113	5,610	4,954	15,094
Total deferred maintenance expenditures	1,343	8,008	7,458	20,380
Total capital expenditures	$2,769	$18,789	$17,639	$42,211

(1)	Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)

The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures. These expenditures are billed to tenants as common area maintenance expense and the majority is recovered over a five to fifteen-year period.

Deferred Leasing Costs Capitalized

(In thousands)

	2020	2019
Quarter ended:
March 31,	$773	$565
June 30,	157	444
September 30,	513	790
December 31,		498
	$1,443	$2,297

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of September 30, 2020

Properties Opened During the Nine Months Ended September 30, 2020

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2020 Cost	Opening Date	Initial Unleveraged Yield
Outparcel Development:
Fremaux Town Center - Old Navy	Slidell, LA	90%	12,467	$1,918	$1,553	$100	May 2020	9.2%
Hamilton Place - Self Storage (3) (4)	Chattanooga, TN	60%	68,875	5,824	4,419	3,300	July 2020	8.7%
Parkdale Mall - Self Storage (3) (4)	Beaumont, TX	50%	69,341	4,435	3,543	1,039	April 2020	10.2%
Total Properties Opened			150,683	$12,177	$9,515	$4,439

(1)	Total Cost is presented net of reimbursements to be received.
(2)	Cost to Date does not reflect reimbursements until they are received.
(3)	Yield is based on expected yield upon stabilization.
(4)	Total cost includes an allocated value for the Company’s land contribution and amounts funded by construction loans.

Redevelopments Completed During the Nine Months Ended September 30, 2020

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2020 Cost	Opening Date	Initial Unleveraged Yield
Mall Redevelopments:
Cherryvale Sears Redevelopment - Tilt	Rockford, IL	100%	114,118	$3,508	$3,281	$378	June 2020	8.3%
Coastal Grand Dick's Redevelopment - DSG/Golf Galaxy (3)	Myrtle Beach, SC	50%	132,727	$7,050	$4,486	$3,360	Sept 2020	11.6%
Dakota Square Herbergers Redevelopment - Ross, T-Mobile, Retail Shops	Minot, ND	100%	30,096	6,410	4,537	188	Jan 2020	7.2%
Hamilton Place Sears Redevelopment - Dicks Sporting Goods, Dave & Busters, Hotel, Cheesecake Factory (4)	Chattanooga, TN	100%	195,166	38,715	29,923	4,067	March 2020	7.8%
Mall del Norte Forever 21 Redevelopment - Main Event	Laredo, TX	100%	81,242	10,514	6,819	1,160	Sept 2019/Feb 2020	9.3%
The Promenade @ D'Iberville Redevelopment - Five Below, Carter's	D'Iberville, MS	100%	14,007	2,832	2,457	446	Feb 2020/Apr 2020	11.4%
Total Redevelopments Completed			567,356	$69,029	$51,503	$9,599

(1)	Total Cost is presented net of reimbursements to be received.
(2)	Cost to Date does not reflect reimbursements until they are received.
(3)	Total cost includes amounts funded by a construction loan.
(4)	The return reflected represents a pro forma incremental return as Total Cost excludes the cost related to the acquisition of the Sears building in 2017.

Properties Under Development at September 30, 2020

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2020 Cost	Expected Opening Date (3)	Initial Unleveraged Yield
Outparcel Developments:
Hamilton Place Development - Aloft Hotel (4)(5)	Chattanooga, TN	50%	89,674	$12,000	$6,767	$6,125	Q1 '21	9.2%
Mayfaire Town Center - First Watch	Wilmington, NC	100%	6,300	2,267	1,491	1,125	Q4 '20	10.1%
Pearland Town Center - HCA Offices	Pearland, TX	100%	48,416	14,186	4,700	3,843	Q1 '21	11.8%

			144,390	$28,453	$12,958	$11,093
Mall Redevelopments:
Westmoreland Mall JCP pad Redevelopment - Chipotle	Greensburg, PA	100%	2,300	$1,017	$1,125	$881	Q4 '20	9.4%

			2,300	$1,017	$1,125	$881
Total Properties Under Development			146,690	$29,470	$14,083	$11,974

(1)	Total Cost is presented net of reimbursements to be received.
(2)	Cost to Date does not reflect reimbursements until they are received.
(3)	As a result of government mandated construction halts due to the COVID-19 pandemic, opening dates may change from what is currently reflected.
(4)	Yield is based on expected yield upon stabilization.
(5)	Total cost includes an allocated value for the Company’s land contribution and amounts funded by a construction loan.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of September 30, 2020

CBL Core Portfolio Exposure to Sears and Closed Bon-Ton Locations and Redevelopment Plans

TIER 1 Sales ≥ $375 per square foot
Property	Location	Sears Status as of September 30, 2020 (1)	Sears Redevelopment Plans	BonTon Redevelopment Plans
Coastal Grand	Myrtle Beach, SC	Open (O)	Owned by Sears.
CoolSprings Galleria	Nashville, TN		Redeveloped in 2015.
Cross Creek Mall	Fayetteville, NC	Construction on hold	Executed lease with Rooms to Go and restaurants. Construction on hold.
Fayette Mall	Lexington, KY		Redeveloped in 2016.
Friendly Center and The Shops at Friendly	Greensboro, NC	Open (O)	Owned by Sears. Whole Foods sub-leases 1/3 of the box.
Hanes Mall	Winston-Salem, NC	Closed (O)	Owned by 3rd Party. Novant Health, Inc. purchased Sears and Sear TBA for future medical office.
Hamilton Place	Chattanooga, TN		Cheesecake Factory Open. Dick's Sporting Goods, Dave & Busters opened March '20 and Malone's (opening TBD). Under Construction with Aloft hotel (opening '21).
Imperial Valley Mall	El Centro, CA	Closed (O)	Owned by Seritage. Hobby Lobby executed.
Jefferson Mall	Louisville, KY	Closed	Purchased in Jan 2017 sale-leaseback for future redevelopment. Under negotiation for sale to home improvement/supply store.
Mall del Norte	Laredo, TX	Closed (O)	Owned by Sears.
Northwoods Mall	North Charleston, SC		Owned by Seritage. Redeveloped with Burlington.
Oak Park Mall	Overland Park, KS
Old Hickory Mall	Jackson, TN	Closed	Under negotiation with discounter.
Parkway Place	Huntsville, AL
Richland Mall	Waco, TX		Sears sold location to Dillard's in 2018. Dillard's opened Q2 '20.
St. Clair Square	Fairview Heights, IL	Closed (O)	Building Owned by Sears. Under negotiation with entertainment user.
The Outlet Shoppes at Atlanta	Woodstock, GA
The Outlet Shoppes at El Paso	El Paso, TX
The Outlet Shoppes of the Bluegrass	Simpsonville, KY
Southpark Mall	Colonial Heights, VA	Closed	Under negotiation for sale to home improvement/supply store.
Sunrise Mall	Brownsville, TX	Under construction (O)	Sears sold to 3rd Party Developer. TruFit under construction.
West County Center	Des Peres, MO

TIER 2 Sales ≥ $300 to < $375 per square foot
Property	Location	Sears Status as of September 30, 2020 (1)	Sears Redevelopment Plans	BonTon Redevelopment Plans
Arbor Place	Atlanta (Douglasville), GA	Closed (O)	Sears sold to 3rd Party Developer for redevelopment. Under negotiation with entertainment/fitness.
Dakota Square Mall	Minot, ND	Closed	Under negotiation with several prospects.	Ross Dress For Less Opened.
East Towne Mall	Madison, WI	Closed (O)	Owned by Sears.	Owned by Third Party. Under negotiation with non-retail use.
Frontier Mall	Cheyenne, WY		Jax Outdoor Gear purchased location (O) and opened November 2019.
Governor's Square	Clarksville, TN	Closed	50/50 Joint Venture Property. Under negotiation/LOIs with tenants.
Harford Mall	Bel Air, MD	Closed	Under negotiations with grocer.
Kirkwood Mall	Bismarck, ND			Leases executed with restaurants. Construction expected in 2020.
Layton Hills Mall	Layton, UT
Mayfaire Town Center	Wilmington, NC
Northpark Mall	Joplin, MO	Closed (O)	Building owned by Sears.
The Outlet Shoppes at Laredo	Laredo, TX
Parkdale Mall	Beaumont, TX	Closed (O)	Owned by Sears.
Pearland Town Center	Pearland, TX
Post Oak Mall	College Station, TX		Location purchased from Sears by third party. Conn's opened September 2020. Fitness under negotiation.
South County Center	St. Louis, MO	Closed	Sears still paying rent under ground lease.
Southaven Towne Center	Southaven, MS
Turtle Creek Mall	Hattiesburg, MS	Closed (O)	Owned by Sears.
Valley View Mall	Roanoke, VA	Closed (O)	Owned by Sears. Under negotiation with sporting goods/entertainment.
Volusia Mall	Daytona Beach, FL	Closed (O)	Sears sold to 3rd Party Developer for redevelopment.
WestGate Mall	Spartanburg, SC	Closed (O)	Sears sold to 3rd Party Developer for redevelopment. Non-retail under negotiation.
Westmoreland Mall	Greensburg, PA	Closed (O)	Building owned by Sears. Potential for non-retail.	Stadium Casino under construction. Est. Q4 2020 opening.
York Galleria	York, PA	Under Construction	Hollywood Casino under construction. Est. 2021 opening.	Owned by Third Party. Under contract for sale to non-retail use.
West Towne Mall	Madison, WI		Owned by Seritage. Redeveloped with Dave & Busters and Total Wine. Hobby Lobby under construction - opening 2021.	Von Maur opening 2022.

TIER 3 Sales < $300 per square foot
Property	Location	Sears Status as of September 30, 2020 (1)	Sears Redevelopment Plans	BonTon Redevelopment Plans
Alamance Crossing	Burlington, NC
Brookfield Square	Brookfield, WI		Grand Opening held 10/19: Movie Tavern, Whirlyball, Outback Steakhouse, Uncle Julio's. Convention center/hotel opened.	Owned by Third Party. LOI with new use.
CherryVale Mall	Rockford, IL		Tilt opened Q2 '20.	ChoiceHome Furniture
Eastland Mall	Bloomington, IL	Closed	Actively leasing.	Actively leasing.
Kentucky Oaks Mall	Paducah, KY		Owned by Seritage. Burlington and Ross Dress for Less opened.	50/50 JV asset. HomeGoods and Five Below opened November 2019.
Laurel Park Place	Livonia, MI			Dunham's Sports opened November 2019.
Meridian Mall	Lansing, MI			High Caliber Karts opened fall 2019. Actively leasing Women's store.
Mid Rivers Mall	St. Peters, MO	Closed (O)	Owned by Sears.
Monroeville Mall	Pittsburgh, PA
Northgate Mall	Chattanooga, TN	Closed (O)	Building under LOI to third party for non-retail use.
The Outlet Shoppes at Gettysburg	Gettysburg, PA
Stroud Mall	Stroudsburg, PA		EFO Furniture Outlet Opened February 2020.	Shoprite opened October 2019.

(1)	Sears boxes owned by the department store or a third party are noted with the following symbol next to the status (O).